UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: October 17, 2007

(Date of Earliest Event Reported)

KYPHON INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	Commission File:	77-0366069
(State or Other Jurisdiction of Incorporation or Organization)	000-49804	(I.R.S. Employer Identification No.)

1221 Crossman Avenue

Sunnyvale, California 94089

(Address of Principal Executive Offices)

(408) 548-6500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

ITEM 8.01	Other Events

On October 17, 2007, in connection with the pending merger (the “Merger”) of Kyphon Inc. (“Kyphon”) with and into Jets Acquisition Corporation (“Merger Sub”), a Delaware corporation and a wholly owned subsidiary of Medtronic, Inc., a Minnesota corporation (“Medtronic”), pursuant to the Agreement and Plan of Merger, dated as of July 26, 2007 (the “Merger Agreement”), among Kyphon, Medtronic and Merger Sub, Kyphon delivered a notice to the holders of its 1.00% Convertible Senior Notes due 2012 (CUSIP No. 501577AA8) (the “2012 Notes”) and 1.25% Convertible Senior Notes due 2014 (CUSIP No. 501577AB6) (the “2014 Notes” and, together with the 2012 Notes, the “Notes”), each governed by the Indenture, dated as of February 6, 2007 (the “Indenture”), between Kyphon and U.S. Bank National Association, as trustee, that an anticipated Fundamental Change (as defined in the Indenture) would occur upon the consummation of the Merger.

A description of the Notes is included in Kyphon’s Form 8-K filed with the SEC on February 12, 2007, and incorporated herein by reference. A copy of the Indenture is included as Exhibit 4.1 to the same Form 8-K, and incorporated herein by reference. As of the date hereof, $200 million aggregate principal amount of the 2012 Notes and $200 million aggregate principal amount of the 2014 Notes are outstanding.

As more fully described in the notice being delivered to the holders of the Notes, which is attached to this report as Exhibit 99.1 and incorporated herein by reference, in accordance with Section 12.01(a)(iv)(B) of the Indenture, holders may surrender their Notes for conversion at any time during the period (the “Convertibility Period”) that (i) begins on, and includes, October 17, 2007, the date of the notice and (ii) ends on the date that is 35 calendar days after the actual effective date of the Merger (or the related Fundamental Change Purchase Date (as defined in the Indenture), which Kyphon will announce on or before the 20th calendar day after the effective date of the Merger).

Notes that are surrendered for conversion will be converted into the right to receive cash, less any applicable withholding taxes, and, if applicable, shares of common stock of Kyphon in accordance with the Indenture (the “Settlement Amount”). The Conversion Rate (as defined in the Indenture) in effect on the date hereof is 17.1951 shares of Common Stock per $1,000 principal amount of Notes. Holders that convert their Notes during the Convertibility Period may in some circumstances be entitled to an increased Conversion Rate. The following hypotheticals illustrate the potential amount of the increase:

•

if the Merger were consummated on November 1, 2007, the increase in the Conversion Rate applicable to Notes surrendered during the Convertibility Period would be (i) 1.4237 shares of Common Stock per $1,000 principal amount of Notes, with respect to the 2012 Notes, to yield a Conversion Rate equal to 18.6188, and (ii) 1.5551 shares of Common Stock per $1,000 principal amount of Notes, with respect to the 2014 Notes, to yield a Conversion Rate equal to 18.7502;

•

if the Merger were consummated on November 15, 2007, the increase in the Conversion Rate applicable to Notes surrendered during the Convertibility Period would be (i) 1.4206 shares of Common Stock per $1,000 principal amount of Notes, with respect to the 2012 Notes, to yield a Conversion Rate equal to 18.6157, and (ii) 1.5540 shares of Common Stock per $1,000 principal amount of Notes, with respect to the 2014 Notes, to yield a Conversion Rate equal to 18.7491;

•

if the Merger were consummated on December 1, 2007, the increase in the Conversion Rate applicable to Notes surrendered during the Convertibility Period would be (i) 1.4171 shares of Common Stock per $1,000 principal amount of Notes, with respect to the 2012 Notes, to yield a Conversion Rate equal to 18.6122, and (ii) 1.5527 shares of Common Stock per $1,000 principal amount of Notes, with respect to the 2014 Notes, to yield a Conversion Rate equal to 18.7478; and

•

if the Merger were consummated on December 15, 2007, the increase in the Conversion Rate applicable to Notes surrendered during the Convertibility Period would be (i) 1.4140 shares of Common Stock per $1,000 principal amount of Notes, with respect to the 2012 Notes, to yield a Conversion Rate equal to 18.6091, and (ii) 1.5516 shares of Common Stock per $1,000 principal amount of Notes, with respect to the 2014 Notes, to yield a Conversion Rate equal to 18.7467.

Holders of notes that are converted during the Convertibility Period, however, will be entitled to the increase in Conversion Rate only if the Merger is actually consummated.

Completion of the Merger remains subject to customary closing conditions, including clearance from antitrust authorities. Kyphon and Medtronic intend to complete the Merger reasonably promptly following the receipt of the required antitrust clearances and the satisfaction of the other customary closing conditions contained in the Merger Agreement, but in no event prior to November 1, 2007.

As described in the notice, Kyphon will also offer to purchase outstanding Notes after consummation of the Merger in accordance with Article XI of the Indenture.

In connection with the sale of the Notes, Kyphon entered into convertible note hedge transactions with respect to its Common Stock with J.P. Morgan Securities Inc., Goldman, Sachs & Co. and Banc of America Securities LLC or their affiliates (the “Hedge Participants”) providing for a call option requiring the Hedge Participants, upon exercise of the call option, to deliver to Kyphon cash and/or stock in the event of conversion of the Notes by holders thereof. In connection with the Merger, Kyphon will unwind the hedge transactions which will result in a payment to Kyphon becoming due.

Kyphon also entered into warrant transactions with the Hedge Participants. The warrants issued to the Hedge Participants entitle the Hedge Participants to purchase a number of shares of Common Stock equal to the number of such shares initially issuable under the Notes. The Merger will result in cancellation and payment of the warrants which will result in Kyphon being obligated to deliver a payment to the Hedge Participants.

The call options and warrants are separate contracts entered into by Kyphon, are not part of the terms of the Notes and will not affect the holders’ rights under the Notes. A description of the call option and the warrant transaction is included in Kyphon’s Form 8-K filed with the SEC on February 12, 2007, and incorporated herein by reference.

The description of the notice in this report is a summary of the actual notice and the description and summaries in this report are qualified in their entirety by reference to the notice.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
4.1	Description of Notes, Indenture and Call Option and Warrant Transactions(1)

4.2	Indenture, dated as of February 6, 2007, between Kyphon Inc. and U.S. Bank National Association as trustee (including form of 1.00% Convertible Senior Note due 2012 and form of 1.25% Convertible Senior Note due 2014)(2)

99.1	Notice of Anticipated Fundamental Change and Convertibility of the Notes, dated October 17, 2007

(1)	Incorporated by reference to Kyphon’s Form 8-K, filed with the Securities and Exchange Commission on February 12, 2007.
(2)	Incorporated by reference to Exhibit 4.1 to Kyphon’s Form 8-K, filed with the Securities and Exchange Commission on February 12, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 23, 2007

KYPHON INC.

By:	/s/ Maureen L. Lamb
Maureen L. Lamb
Vice President, Chief Financial Officer and Treasurer